UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2026, Lindsay Corporation, a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Vision One Fund, LP, Vision One Management Partners, LP, Vision One Fund Partners, LP, Vision One Management Partners Holdings, LP, Vision One Management Partners GP, LLC, Vision One Onshore Fund, LP and Vision One Offshore Fund, LP (collectively with their Affiliates (as defined in the Cooperation Agreement), “Vision One”).

Pursuant to the Cooperation Agreement, the Company has agreed to (i) take all necessary actions to nominate Marvin E. Washington (the “New Director”) as a candidate for election as an independent director to the Company’s board of directors (the “Board”) at the Company’s fiscal 2027 annual meeting of stockholders (the “Fiscal 2027 Annual Meeting”) for a term expiring at the Company’s fiscal 2030 annual meeting of stockholders (the “Fiscal 2030 Annual Meeting”); (ii) recommend and solicit proxies in favor of the New Director’s election at the Fiscal 2027 Annual Meeting; and (iii) following the New Director’s election to the Board, take all necessary actions to appoint the New Director to the Board’s Audit Committee and to maintain his membership until the Termination Date (as defined below), subject to certain conditions. From the date of the Cooperation Agreement until the Termination Date, the size of the Board shall not exceed nine directors.

Until the Termination Date, if Vision One satisfies the Minimum Ownership Threshold (as defined in the Cooperation Agreement), Vision One will have replacement rights with respect to the New Director, which will be subject to certain qualifications and other conditions as further described in the Cooperation Agreement.

In connection with the Cooperation Agreement, the Company has agreed to submit binding proposals for stockholder approval at the Fiscal 2027 Annual Meeting to declassify the Board, such that, if the proposals are approved by stockholders at the Fiscal 2027 Annual Meeting, (i) the directors elected at the Company’s fiscal 2028 annual meeting of stockholders (the “Fiscal 2028 Annual Meeting”) would be elected with a term expiring at the Company’s fiscal 2029 annual meeting of stockholders, (ii) at each subsequent annual meeting of stockholders of the Company, the Company’s directors shall be elected for one-year terms as their respective terms expire and (iii) all directors will be elected for one-year terms beginning at the Fiscal 2030 Annual Meeting.

Pursuant to the Cooperation Agreement, Vision One has irrevocably withdrawn its notice of stockholder proposals and director nominations, dated October 5, 2026, and has agreed to cease all solicitation activities in respect of the Fiscal 2027 Annual Meeting.

Until the Termination Date, Vision One has agreed to vote all shares of Common Stock beneficially owned by it or over which Vision One has voting power at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that Vision One (i) may vote in accordance with the recommendation of Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC if either of them recommends differently from the Board (other than on proposals with respect to the election, removal or replacement of directors) and (ii) may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement).

Vision One has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) soliciting proxies; (ii) acquiring, in the aggregate, beneficial ownership of more than 4.9% of the outstanding shares of Common Stock; (iii) making public announcements or encouraging any person with respect to changes in the Company’s management or the direction of certain Company matters; and (iv) exercising certain stockholder rights; in each case as further described in the Cooperation Agreement. Until the Termination Date, the Company and Vision One have also agreed to certain mutual non-disparagement provisions.

The Cooperation Agreement will terminate on the date that is the earlier of (i) thirty calendar days prior to the deadline for the submission of stockholder notice of director nominations for the Fiscal 2028 Annual Meeting and (ii) one hundred twenty calendar days prior to the one-year anniversary of the date of the Fiscal 2027 Annual Meeting (the “Termination Date”).

A copy of the Cooperation Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Cooperation Agreement does not purport to be complete and is qualified by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Cooperation Agreement is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being “furnished” and, as such, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1	Cooperation Agreement, dated November 4, 2026, by and between the Company and Vision One.
99.1	Press Release, dated November 5, 2026, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Date:	November 5, 2026	By:	/s/ Randy A. Wood
Randy A. Wood, President and Chief Executive Officer